THE AZEK COMPANY INC.
1330 W. FULTON ST., SUITE 350
CHICAGO, ILLINOIS 60607

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/[TBD]**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74903-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE AZEK COMPANY INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	A proposal to adopt the Agreement and Plan of Merger, dated as of March 23, 2025, by and among James Hardie Industries plc, Juno Merger Sub Inc. and The AZEK Company Inc. ("AZEK") (such agreement, as amended from time to time including on May 4, 2025, the "merger agreement" and such proposal, the "merger proposal").	☐	☐	☐
2.	A proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to AZEK's named executive officers in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
3.	A proposal to approve the adjournment or postponement of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal or to ensure that any supplement or amendment to the proxy statement/prospectus accompanying this proxy card is timely provided to AZEK stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V74904-TBD

THE AZEK COMPANY INC.
Special Meeting of Stockholders
, 2025 at

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) , and , or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of AZEK common stock that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at , on , 2025, virtually at www.virtualshareholdermeeting.com/ , and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side